EXHIBIT 10(c)(xiii)

                             UNFUNDED PENSION PLAN
               FOR SELECTED EXECUTIVES OF ARROW ELECTRONICS, INC.



                           EFFECTIVE JANUARY 1, 1990





                                                        EDITION OF MARCH 1, 1995

                               TABLE OF CONTENTS

ARTICLE                                                                 Page
                                                                        ----
1     DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . .        1
      1.1    Beneficiary  . . . . . . . . . . . . . . . . . . . . .        1
      1.2    Board  . . . . . . . . . . . . . . . . . . . . . . . .        2
      1.3    Change in Control Termination  . . . . . . . . . . . .        2
      1.4    Code   . . . . . . . . . . . . . . . . . . . . . . . .        2
      1.5    Committee  . . . . . . . . . . . . . . . . . . . . . .        2
      1.6    Company  . . . . . . . . . . . . . . . . . . . . . . .        2
      1.7    Disability Benefits  . . . . . . . . . . . . . . . . .        2
      1.8    Early Retirement Date  . . . . . . . . . . . . . . . .        3
      1.9    Early Retirement Pension   . . . . . . . . . . . . . .        3
      1.10   Effective Date   . . . . . . . . . . . . . . . . . . .        3
      1.11   Employer   . . . . . . . . . . . . . . . . . . . . . .        3
      1.12   ERISA  . . . . . . . . . . . . . . . . . . . . . . . .        3
      1.13   Normal Retirement Date . . . . . . . . . . . . . . . .        3
      1.14   Normal Retirement Pension. . . . . . . . . . . . . . .        3
      1.15   Participant  . . . . . . . . . . . . . . . . . . . . .        4
      1.16   Plan   . . . . . . . . . . . . . . . . . . . . . . . .        4
      1.17   Plan Year  . . . . . . . . . . . . . . . . . . . . . .        4
      1.18   Retirement Pension   . . . . . . . . . . . . . . . . .        4
      1.19   Service  . . . . . . . . . . . . . . . . . . . . . . .        4
      1.20   Supplement   . . . . . . . . . . . . . . . . . . . . .        5
      1.21   Termination of Employment  . . . . . . . . . . . . . .        5
      1.22   Total Disability   . . . . . . . . . . . . . . . . . .        5

2     PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . .        6

      2.1    Participation  . . . . . . . . . . . . . . . . . . . .        6
      2.2    Termination of Further Accruals  . . . . . . . . . . .        6

3     RETIREMENT PENSIONS   . . . . . . . . . . . . . . . . . . . .        7

      3.1    Normal Retirement Pension  . . . . . . . . . . . . . .        7
      3.2    Early Retirement Pension   . . . . . . . . . . . . . .        7
      3.3    Reduction for Disability Payments  . . . . . . . . . .        8
      3.4    Change in Control Pension  . . . . . . . . . . . . . .        8
      3.5    No Benefits prior to Early Retirement  . . . . . . . .        8
      3.6    Method of Payment  . . . . . . . . . . . . . . . . . .        8
      3.7    Noncompetition   . . . . . . . . . . . . . . . . . . .        9

4     DEATH BENEFIT   . . . . . . . . . . . . . . . . . . . . . . .       10

      4.1    Death Benefit for Participants Receiving Benefits  . .       10
      4.2    No Other Death Benefits  . . . . . . . . . . . . . . .       10





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

ARTICLE                                                                 Page
                                                                        ----
5     AMENDMENT AND TERMINATION   . . . . . . . . . . . . . . . . .       10

      5.1   Right Reserved  . . . . . . . . . . . . . . . . . . . .       10
      5.2   Restrictions on Board Action  . . . . . . . . . . . . .       10
      5.3   Action to Bind Employers  . . . . . . . . . . . . . . .       11

6     COMMITTEE   . . . . . . . . . . . . . . . . . . . . . . . . .       11

      6.1   Establishment of Committee; Authority   . . . . . . . .       11
      6.2   Powers of Committee   . . . . . . . . . . . . . . . . .       12
      6.3   Determinations by Committee   . . . . . . . . . . . . .       12
      6.4   Directions to Pay Benefits  . . . . . . . . . . . . . .       12
      6.5   Liability Limited; Indemnification  . . . . . . . . . .       12

7     MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . .       13

      7.1   Payment to Incompetent  . . . . . . . . . . . . . . . .       13
      7.2   Doubt as to Right to Payment  . . . . . . . . . . . . .       14
      7.3   Withholding   . . . . . . . . . . . . . . . . . . . . .       14
      7.4   Source of Payment   . . . . . . . . . . . . . . . . . .       14
      7.5   Spendthrift Clause  . . . . . . . . . . . . . . . . . .       15
      7.6   Reimbursement of Legal Expenses   . . . . . . . . . . .       15
      7.7   Usage   . . . . . . . . . . . . . . . . . . . . . . . .       16
      7.8   Data  . . . . . . . . . . . . . . . . . . . . . . . . .       16
      7.9   Separability  . . . . . . . . . . . . . . . . . . . . .       16
      7.10  Captions  . . . . . . . . . . . . . . . . . . . . . . .       16
      7.11  Name  . . . . . . . . . . . . . . . . . . . . . . . . .       16
      7.12  Governing Law   . . . . . . . . . . . . . . . . . . . .       17
      7.13  Right of Discharge Reserved   . . . . . . . . . . . . .       17

Exhibit A       . . . . . . . . . . . . . . . . . . . . . . . . . .       18

Supplement No. 1  . . . . . . . . . . . . . . . . . . . . . . . . .       19
Supplement No. 2  . . . . . . . . . . . . . . . . . . . . . . . . .       20
Supplement No. 3  . . . . . . . . . . . . . . . . . . . . . . . . .       21
Supplement No. 4  . . . . . . . . . . . . . . . . . . . . . . . . .       22
Supplement No. 5  . . . . . . . . . . . . . . . . . . . . . . . . .       23





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
                                    PREAMBLE

         Effective January 1, 1990, Arrow Electronics, Inc. adopted the Unfunded Pension Plan for Selected Executives of Arrow Electronics, Inc. (the "Plan") in order to provide retirement benefits for a selected group of its executives. This document describes the benefits available under the Plan and is intended to represent a binding obligation of Arrow Electronics, Inc. (and any other Employer of the executive) to provide those benefits, subject to the terms and conditions of the Plan as from time to time in effect. The Plan reads as follows:

                                   ARTICLE I

                                  DEFINITIONS

         The following words and phrases, as used herein, shall have the following meanings, unless a different meaning is otherwise expressly provided or plainly required by the context:

         1.1 Beneficiary. The person (including a trust, estate, foundation, or other entity) designated by the Participant (at such time and in such manner as the Committee shall authorize) to receive the death benefit described in Article 4. If an individual is designated as Beneficiary and dies prior to becoming entitled to benefits hereunder (or if no valid designation of Beneficiary is in effect for any other reason), the Beneficiary shall be the Participant's estate unless otherwise provided in the Beneficiary designation.

         1.2 Board. The Board of Directors of the Company, or any duly authorized committee thereof.

         1.3 Change in Control Termination. In the case of a Participant who, pursuant to an employment agreement, is entitled to additional benefits in the event of employment termination for certain reasons following a change in the ownership or control of the Company, (i) the involuntary termination of the Participant's employment other than for Cause or Disability, or (ii) the voluntary termination of the Participant's employment for Good Reason (as each of such capitalized terms is defined in such agreement), in either case within 24 months after such change.

         1.4 Code. The Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder, and any comparable provision of future law that amends, supplements or supersedes such provision.

         1.5      Committee.  The Committee established pursuant to Article 6.

         1.6 Company. Arrow Electronics, Inc., a New York Corporation, or any successor thereof by merger, consolidation, purchase of substantially all of the business and assets of the Company, or otherwise.

         1.7 Disability Benefits. Amounts payable to a Participant from an Employer (or Employer-paid insurance policy) on account of Total Disability.

         1.8 Early Retirement Date. The first day of the month coincident with or next following the date on which a Participant (a) has been a Participant for at least five years and (b) has attained age 50 and (c) has completed a number of years of Service such that, when such years of Service are added to the Participant's age, the total is at least 72.

         1.9 Early Retirement Pension. A Retirement Pension payable pursuant to Section 3.2.

         1.10     Effective Date.  January 1, 1990.

         1.11 Employer. The Company, and any subsidiary or affiliate that adopts the Plan with the approval of the Company.

         1.12 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements, or supersedes such provision.

         1.13 Normal Retirement Date. The first day of the month coincident with or next following the earlier of a Participant's 60th birthday or the date on which the Participant's age plus completed years of Service equal at least 90.

         1.14 Normal Retirement Pension. The maximum annual Retirement Pension that a Participant may receive under this

Plan. Unless otherwise determined by the Board and set forth in a Supplement, the Normal Retirement Pension of a Participant shall be an annual amount equal to $6,000 multiplied by the Participant's years (and any fraction of a year) of Service; provided, however, that no Participant's Normal Retirement Pension determined pursuant to this formula may exceed $175,000.

         1.15 Participant. An individual who has been admitted to participation in the Plan by the Board in accordance with Article II.

         1.16 Plan. The Unfunded Pension Plan for Selected Executives of Arrow Electronics, Inc., as in effect from time to time.

         1.17     Plan Year.  The calendar year.

         1.18 Retirement Pension. A life annuity payable to a Participant under this Plan, guaranteed for 5 years as provided in Section 4.1.

         1.19 Service. The number of an employee's aggregate years of service with an Employer. Service shall include any years during which a Participant receives Disability Benefits if the Participant's Total Disability continues to the Participant's Normal Retirement Date or to any earlier date on which the Participant begins to receive an Early Retirement Pension, but excluding any years after such Normal Retirement Date or earlier date. If the Total Disability of a Participant terminates prior to the Participant's Normal Retirement Date (or such earlier date, if applicable), the period of Total Disability shall be credited for the purpose of determining Service only if the Participant (i) returns to service with an Employer, or (ii) is not offered employment with an Employer which is comparable to the position held prior to the Total Disability.

         1.20 Supplement. A supplement to this Plan which sets forth some of the terms and conditions applicable to one or more specified Participants.

         1.21 Termination of Employment. References under this Plan to a termination of employment, or to a Participant or employee who terminates employment, or the like, mean an employee's ceasing to be in the active employ of an Employer for any reason, including quit, discharge, disability, death, or retirement.

         1.22 Total Disability. "Total Disability" as defined in any individual disability income policy maintained by an Employer for the benefit of the Participant or, if no such policy is maintained, in the disability income plan maintained for executive employees of the Company or another Employer as evidenced by a disability income agreement with the Participant.

                                   ARTICLE 2

                                 PARTICIPATION

         2.1 Participation. The Board may, in its discretion, admit an employee to participation in the Plan, as of such date as the Board may determine. Once so admitted, an employee shall continue to be a Participant and accrue benefits under this Plan until termination of employment with an Employer, subject to Section 2.2. Notwithstanding the foregoing, no employee may become a Participant who is not a member of a "select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The names of the Participants shall be set forth from time to time in Exhibit A hereto.

         2.2 Termination of Further Accruals. The Board may direct that any Participant cease to accrue additional benefits as of any date coincident with or following such Board action.

                                   ARTICLE 3

                              RETIREMENT PENSIONS

         3.1 Normal Retirement Pension. A Participant whose employment terminates on or after the Participant's Normal Retirement Date shall receive a Normal Retirement Pension beginning as of the first day of the month coincident with or next following the date of termination. For purposes of this Section 3.1, a Participant whose employment terminates prior to the Normal Retirement Date on account of Total Disability shall be treated as having terminated employment on the Normal Retirement Date if such Total Disability does not terminate prior to the Normal Retirement Date and the Participant does not elect to receive an Early Retirement Pension under Section 3.2.

         3.2 Early Retirement Pension. A Participant whose employment terminates after the Participant's Early Retirement Date and prior to the Normal Retirement Date shall receive an Early Retirement Pension beginning as of the first day of the month coincident with or next following such termination. The annual amount of such Early Retirement Pension shall be equal to such Participant's Normal Retirement Pension reduced by 8.75% for each full year and .729% for each month in any remaining portion of a year by which the commencement of the Early Retirement Pension precedes the Participant's Normal Retirement Date. If a Participant's employment terminates for reason of Total Disability, an Early Retirement Pension shall not begin without the Participant's prior written consent during any period for which Disability Benefits are received.

         3.3 Reduction for Disability Payments. A Participant's Retirement Pension shall be reduced by the amount (if any) of the Participant's Disability Benefits.

         3.4 Change in Control Pension. A Participant who incurs a Change in Control Termination after attaining age 50 and completing at least 15 years of Service shall receive a Retirement Pension, beginning as of the first day of the month coincident with or next following such termination, in an amount equal to the Participant's Normal Retirement Pension, with no reduction for early payment. A Participant who is not party to an agreement described in
Section 1.3 shall not be eligible for a Retirement Pension under this Section
3.4. Without the Participant's written consent, no action by the Company during the period of time during which such an agreement is in effect may adversely affect the Participant's rights under this Section 3.4.

         3.5      No Benefits prior to Early Retirement.  Except as provided in
Section 3.4, a Participant whose employment terminates prior to the Participant's Early Retirement Date (or Normal Retirement Date) shall receive no benefits from this Plan.

         3.6 Method of Payment. A Participant's annual Retirement Pension shall be paid in twelve equal monthly installments, and shall be paid up to and including the month in which the Participant dies.

         3.7 Noncompetition. All rights of a Participant under this Plan shall terminate, and no further payments of any Retirement Pension shall be made to the Participant or the Participant's Beneficiary, in the event that, following termination of employment, the Participant directly or indirectly, alone, as an employee, agent, independent contractor, lender, consultant, owner, partner or joint venturer, or as an officer, director or stockholder of any corporation, or otherwise, is employed by, participates in, is engaged in, or is connected with any person or entity which is engaged in a business of the type and character engaged in, and competitive with that conducted, by the Company. Ownership of 3% or less of the stock or other securities of a corporation, the stock of which is listed on a national securities exchange or is quoted on the NASDAQ National Market, shall not constitute a violation of this provision, so long as the Participant does not in fact have the power to control, or direct the management of, or is not otherwise associated with, such corporation.

                                   ARTICLE 4

                                 DEATH BENEFIT

         4.1 Death Benefit for Participant Receiving Benefits. If a Participant whose Retirement Pension has commenced dies prior to the receipt of 60 monthly payments, the Participant's Beneficiary shall be entitled to receive monthly payments in the same amount as the Participant received prior to death (determined before the application of Section 3.3) until 60 monthly payments have been made to the Participant and Beneficiary in the aggregate.

         4.2 No Other Death Benefits. Except for the death benefit provided under Section 4.1, no death benefit shall be paid under this Plan.

                                   ARTICLE 5

                           AMENDMENT AND TERMINATION

         5.1 Right Reserved. Subject to Section 5.2, the Company, by action of the Board, may at any time amend the Plan in any respect or terminate the Plan, provided that no Retirement Pension which is in pay status as of the date of amendment or Plan termination (or death benefits in respect thereof) shall be reduced thereby.

         5.2 Restrictions on Board Action. Without the express written consent of the Participant, no action taken by the Board pursuant to Section
2.2 or 5.1 shall (i) reduce a Participant's Normal Retirement Pension below the amount of the Participant's

Normal Retirement Pension determined immediately prior to such action under the terms of the Plan then in effect as if his employment had terminated on such date, nor (ii) adversely affect the right of the Participant (and the Participant's Beneficiary) to receive payment in respect of such Normal Retirement Pension upon satisfaction by the Participant of the conditions precedent to entitlement to a Retirement Pension as they exist under the terms of the Plan in effect immediately prior to such action, and at the time and on the terms then in effect.

         5.3 Action to Bind Employers. By the execution of the Plan, each Employer designates the Company as the Employer entitled to administer the Plan in accordance with Article 6. Subject to Section 5.2, the Company shall have the further right to amend or terminate the Plan on behalf of each Employer. The Company shall furnish written notice of such action and a copy of any such amendment to any other Employer affected thereby, whereupon such amendment or termination shall become binding upon such Employer.

                                   ARTICLE 6

                                   COMMITTEE

         6.1 Establishment of Committee; Authority. The Committee shall be comprised of one or more members appointed from time to time by the Board and serving at the pleasure of the Board. The Committee shall make all determinations required of it by the terms of the Plan, and its constructions and interpretations of the Plan, as well as its determinations as to rights and obligations under the Plan, shall be final and binding upon all persons; provided, that no member of the Committee shall be entitled to act on or decide any matter relating specifically to such member (and any such matter shall be determined by the compensation committee of the Board as if it were the Committee).

         6.2 Powers of Committee. The Committee shall have all powers necessary or helpful for purposes of administration of the Plan.

         6.3 Determinations by Committee. In addition to the specific responsibilities stated elsewhere in the Plan, the Committee, acting directly or through its agent, shall be responsible for determination of the Service and benefits to which any Participant is or may become entitled under the terms of the Plan.

         6.4 Directions to Pay Benefits. All benefit payments under the Plan shall be upon and in accordance with the written directions of the Committee or its agent.

         6.5 Liability Limited; Indemnification. The members of the Committee and each of them shall be free from all liability, joint and several, for their acts and conduct, and for the acts and conduct of any duly constituted agents. The Employers shall indemnify and save them harmless from the effects and consequences of their acts and conduct in such official capacity except to the extent that such effects and consequences flow from their own willful misconduct. Under no circumstances will members of the committee (or any other employee of an Employer) be personally liable for the payment of Plan benefits.

                                   ARTICLE 7

                                 MISCELLANEOUS

         7.1 Payment to Incompetent. If any Participant or Beneficiary entitled to benefits under this Plan shall be legally incompetent (or shall be a minor), such benefits may be paid in any one or more of the following ways, as the Committee in its sole discretion shall determine:

                  7.1.1 To the Participant's or Beneficiary's legal representatives;

                  7.1.2    Directly to such Participant or Beneficiary;

                  7.1.3 To the spouse or guardian of such Participant or Beneficiary or to the person with whom such Participant or Beneficiary resides.

Payment to any person in accordance with the foregoing provisions of this
Section 7.1 will, to the extent of the payment, discharge the Employers, and none of the foregoing nor the Committee will be required to see to the proper application of any such payment. Without in any manner limiting the provisions of this Section 7.1, in the event that any amount is payable hereunder to any legally incompetent Participant or Beneficiary, the Committee may in its discretion utilize the procedures described in Section 7.2.

         7.2 Doubt as to Right to Payment. If any doubt exists as to the right of any person to any benefits hereunder or the amount or time of payment of such benefits (including, without limitation, any case of doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Committee will be entitled, in its discretion, to direct that payment of such benefits be deferred until such right or amount or time is determined or until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law in such case then provided, or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Committee).

         7.3 Withholding. All payments under this Plan shall be subject to any applicable withholding requirements imposed by any tax or other law.

         7.4 Source of Payment. All benefits under this Plan shall be paid by the Company and/or the Employer of the Participant out of general assets, and any rights of a Participant or Beneficiary under the Plan shall be mere unsecured contractual rights. The Company and the Participants intend that any arrangements made to assist the Company or other Employer to meet obligations under this Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA, and no trust, security, escrow or similar account shall be established in connection with the Plan. However, the Company and/or another Employer may in its discretion establish a "rabbi trust" to assist in meeting the obligation to pay benefits under the Plan, and amounts paid from any such rabbi trust shall discharge the obligations of the Company and/or other Employer hereunder to the extent of such payments. No Participant or Beneficiary shall have a preferred claim on or beneficial ownership interest in the assets of such rabbi trust.

         7.5 Spendthrift Clause. Except as otherwise provided by law, no benefit, distribution or payment under the Plan may be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process.

         7.6 Reimbursement of Legal Expenses. In the event that any dispute shall arise between a Participant and the Company and/or the Participant's Employer relating to rights under this Plan, and it is determined by agreement between the parties, or by a final judgment of a court of competent jurisdiction that is no longer subject to appeal, that the Participant has been substantially successful in such dispute, reasonable legal fees and disbursements of the Participant in connection with such dispute shall be paid by the Company and/or the Participant's Employer.

         7.7 Usage. Whenever applicable, the singular, when used in the Plan, will include the plural.

         7.8 Data. Any Participant or Beneficiary entitled to benefits under the Plan must furnish to the Committee such documents, evidence or information as the Committee considers necessary or desirable for the purpose of administering the Plan, or to protect the Committee; and it is a condition of the Plan that each such Participant must furnish promptly true and complete data, evidence or information and sign such documents as the Committee may require before any benefits become payable under the Plan.

         7.9 Separability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provisions of the Plan, and the Plan will be construed and enforced as if such provision had not been included therein.

         7.10 Captions. The captions contained herein and the table of contents prefixed hereto are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor shall, in any way, affect the Plan or the construction of any provision thereof.

         7.11 Name. This Plan may be known as the Unfunded Pension Plan for Selected Executives of Arrow Electronics, Inc.

         7.12 Governing Law. This Plan shall be construed and governed in all respects according to the laws of the State of New York, where it is adopted, without regard to principles of conflict of laws, except to the extent preempted by federal law.

         7.13 Right of Discharge Reserved. The establishment of the Plan shall not be construed to confer upon an employee or Participant any legal right to be retained in the employ of an Employer or give any employee or any other person any right to benefits, except to the extent expressly provided for hereunder. All employees will remain subject to discharge to the same extent as if the Plan had never been adopted, and may be treated without regard to the effect such treatment might have upon them under the Plan.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and its corporate seal to be hereunto affixed, this 1st day of March, 1995.


                                    Arrow Electronics, Inc.

                                    By /s/ ROBERT E. KLATELL
                                       ---------------------------
                                    Title:   Senior Vice President

[corporate seal]
ATTEST:


 /s/ WAYNE BRODY
--------------------





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